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                                                                    Exhibit 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q for the period ended March 25, 2004 of Edelbrock Corporation (the "Company") as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, O. Victor Edelbrock, Chairman, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. Section 78m(a) or
Section 78o(d)); and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

May 7, 2004                                      /s/ O. VICTOR EDELBROCK
                                                 -------------------------------
                                                 O. Victor Edelbrock
                                                 Chairman, President and Chief
                                                 Executive Officer